Exhibit 23.2

October 30, 2023

To: Baiya International Group Inc. (the “Company”)

Yifang Capital Industrial Park

No. 33 Pingshan Industrial Road, Building A, 16F

Tangxia, Dongguan, Guangdong, China

Ladies and Gentlemen:

We hereby consent to the reference of our opinions in relation to PRC legal matters in this Registration Statement on Form F-1 of Baiya International Group Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Legal Matters” in such Registration Statement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Signature Page of Consent Letter

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng